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                                                                  EXHIBIT 10.2

                              SECOND AMENDMENT TO
                               AGREEMENT OF LEASE

     AGREEMENT dated as of October 30, 1995, by and between CROSSROADS DEVELOPERS ASSOCIATES, LLC, a New Jersey limited liability company having an office at 820 Morris Turnpike, Suite 301, Short Hills, New Jersey 07078 (hereinafter called "LANDLORD"), and NOVADIGM, INC., a Delaware corporation having an office at One International Boulevard, Mahwah, New Jersey 07495 (hereinafter called "TENANT").

                               STATEMENT OF FACTS

          Pursuant to an Agreement of Lease dated November 2, 1993 Landlord's predecessor in interest, International Crossroad Holding Corp., leased to Tenant, and Tenant hired, portions of the second
     (2nd) floor (mezzanine) and third (3rd) floor of the Building located at One International Boulevard, Mahwah, New Jersey, which lease was amended by a First Amendment to Agreement of Lease dated as of April 8, 1995 (such lease, as amended, is hereinafter called the "LEASE") Landlord now desires to lease to Tenant, and Tenant desires to hire from Landlord, certain additional premises in the Building, and Landlord and Tenant desire to otherwise amend the Lease upon, and subject to, the terms, covenants and conditions herein contained.

          All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

     NOW, THEREFORE, in consideration of Ten ($10.00) Dollars in hand paid and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Lease as follows:

     1. The Term of the Lease shall be extended for a period of five (5) months from June 1, 1999 to October 31, 1999 (or such earlier date as the Term may sooner terminate pursuant to any of the terms, covenants or conditions of the Lease, or pursuant to law), which date shall be deemed to be the "Termination Date" under the Lease.

     2. Effective as of November 1, 1995 (hereinafter called the "ADDITIONAL SPACE EFFECTIVE DATE"), Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, that certain portion of the third (3rd) floor of the Building shown on EXHIBIT A annexed hereto and made a part hereof (hereinafter called the "ADDITIONAL SPACE") upon, and subject to, all of the same terms, covenants and conditions set forth in the Lease, except that, as of the Additional Space Effective Date:

          (a) the Additional Space shall be deemed added to and a part of the Premises for all purposes of the Lease so that the term "Premises" shall be deemed to include the Additional Space;

          (b) the Basic Annual Rent shall be increased by $30,906.00 per annum ($2,575.50 per month) to $318,240.00 per annum ($26,520.00 per month); and

          (c) Tenant's Percentage Share shall be increased by 0.47% to 4.83%.

          (d) The Base Year for Real Estate Taxes and the Base Year for Operating Expenses shall, for all purposes of the Lease as herein amended, each be deemed changed to the calendar year beginning January 1, 1996 and ending on December 31, 1996.

     3. Provided Tenant shall not be in breach or default of any terms, covenants or conditions of the Lease on the Tenant's part to be observed or performed (beyond any cure period granted Tenant to cure such breach or default), Landlord shall (a) at Landlord's cost and expense, performed the work described on Exhibit B annexed hereto and made a part hereof subject to, and in accordance with, the terms, covenants and conditions of the Lease (hereinafter called the "LANDLORD'S WORK") and substantially complete same on or before November 1, 1995. Landlord shall perform the Landlord's Work in a good and workmanlike manner, in compliance with all applicable laws and using all new materials of good quality. Landlord's Work shall be
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deemed "substantially complete" notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant's use of the Premises. Tenant shall permit Landlord, its agents and contractors, access to the Premises for the purpose of performing the Landlord's Work. Landlord shall have no liability to Tenant, and neither the Basic Annual Rent nor any Additional Rent payable under the Lease shall be reduced or abated in any manner, due to the performance of the Landlord's Work and any interference with Tenant's use and occupancy of the Premises. Landlord shall, however, use its reasonable efforts to minimize any interference with Tenant's business during the course of the work (but Landlord shall not be required to employ overtime labor). Tenant acknowledges that Landlord has made no representations to Tenant with respect to the condition of the Additional Space and, except for Landlord's Work, Tenant hereby agrees to take the Additional Space in its "as is" condition existing on the Additional Space Effective Date.

     4. If Landlord is unable to deliver possession of the Additional Space on the Additional Space Effective Date because of the holding over or retention of possession of any tenant, under-tenant or occupant, Landlord's failure to have substantially completed Landlord's Work, or for any other reason (a) Landlord shall not be subject to any liability for failure to deliver possession on said date, (b) the validity of the Lease and this Agreement shall not be impaired under such circumstances, and (c) Tenant hereby waives any right to rescind the Lease or this Agreement and all other rights and remedies against Landlord arising out of or relating to Landlord's failure to deliver possession, but the Additional Space Effective Date shall not be deemed to have occurred and shall be extended to the date Landlord delivers possession of such premises to Tenant with Landlord's Work substantially completed. Notwithstanding the foregoing, however, if the Additional Space Effective Date shall not have occurred on or before January 1, 1996 then, upon five (5) days prior written notice to Landlord, Tenant shall have the right to terminate this Agreement (unless the Additional Space Effective Date shall occur prior to the expiration of such five
(5) day period) and, if Tenant shall exercise such right, this Agreement shall be deemed terminated and no force or effect, but the Lease, as unmodified hereby, shall continue in full force and effect and shall remain binding upon Landlord and Tenant in accordance with its terms as if this Agreement were never entered into.

     5. Tenant convents warrants and represents that there were no brokers or finders instrumental in consummating this Agreement, and that no conversations or negotiations were had with any brokers or finders concerning this Agreement and the extension and modification of the Lease. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims for brokerage commissions, consultation fees or other compensation arising out of or resulting from any conversations or negotiations had be Tenant with any brokers or finders.

     6. Landlord and Tenant acknowledge and agree that the Additional Space is not being leased to Tenant pursuant to the right of first refusal set forth in
Section 8 of the First Amendment to Agreement of Lease dated April 8, 1995 between Landlord and Tenant.

     7. Except as and to the extent modified hereby, the Lease shall remain in full force and effect and binding upon the parties in accordance with its terms.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.

                                          CROSSROADS DEVELOPERS ASSOCIATES, LLC

                                          By: Pinnacle Crossroads Associates
                                            Managing Member

                                          By:       /s/  BRIAN STOLAR

                                            ------------------------------------
                                               Brian Stolar, General Partner

                                          NOVADIGM, INC.

                                          By:             /s/

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                                  EXHIBIT "A"




                            Description of Exhibit
                            ----------------------

                         Overhead drawing of facility.

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                                  EXHIBIT "B"

As per previous discussions, we will build out your space on the 3rd floor to include the following work. This work will be completed by 10/19/95.

 1) Remove all walls internally and spackle as necessary.

 2) Remove existing ceilings and soffits.

 3) Open archway to adjoining space.

 4) Relocate secondary exit to be flush with corridor wall.

 5) Install 1450 sq. ft. of new 2x2 ceiling.

 6) Relocate panels and checkmeter.

 7) Install existing fixtures into new ceiling.

 8) Build 145(#) of 6(#) high office partition.

 9) Install 12 outlets in these walls.

10) Run all data and voice lines.

11) Paint entire space.

12) Rip up 170 yds. of old carpet.

13) Install 170 yds. of new carpet.

14) Purchase and install 3 new blinds to match existing ones.


                         PINNACLE COMMERCIAL PROPERTIES

  820 Morris Turnpike - Short Hills, NJ 07078 - Tel (201) 379-1900 - Fax (201)
                                    467-0654